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                                                                    Exhibit 21.1

                     Subsidiaries of Quebecor Printing Inc.

         Subsidiary                               Jurisdiction of Incorporation
         ----------                               -----------------------------

         Quebecor Printing (USA) Holdings Inc.    Canada
         Quebecor Printing Memphis Inc.           Delaware
         3109640 Canada Inc.                      Canada
         Imprimeries Quebecor Europe S.A.         France
         Imprimeries Didier-Quebecor S.A.         France